EXHIBIT 99.1

VISIUM TECHNOLOGIES, INC.

UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS

IN LIEU OF A SPECIAL MEETING

The undersigned, being all of the directors of Visium Technologies, Inc., a Florida corporation (the “Company”), acting pursuant to Section 607.0821 of the Florida Business Corporation Act and the Company’s Bylaws, hereby adopt the following resolutions by unanimous written consent, effective as of the date of the last signature below.

WHEREAS, on April 14, 2026, the Board adopted a Certificate of Designation of Series G Governing Preferred Stock (the “Series G Certificate”) pursuant to Fla. Stat. § 607.0602 and caused the Series G Certificate to be filed with the Florida Department of State;

WHEREAS, the Company’s Current Report on Form 8-K filed April 16, 2026 stated that four shares of Series G Governing Preferred Stock had been issued;

WHEREAS, the Board has reviewed the stock ledger, the minute book, and related corporate records, and has considered the certificates of the Chief Financial Officer dated the date hereof;

WHEREAS, the Board has determined that no shares of Series G Governing Preferred Stock were issued or outstanding at any time, that no consideration was received, and that the Item 3.02 statement in the April 16, 2026 Form 8-K was erroneous;

WHEREAS, Fla. Stat. § 607.1002(5) authorizes the Board, without shareholder approval, to delete the authorization for a class or series of shares authorized pursuant to § 607.0602 if no shares of such class or series are issued;

WHEREAS, the Board has determined that it is in the best interests of the Company and its shareholders to delete the Series G Certificate in its entirety, to correct the April 16, 2026 Form 8-K, and to conform the Company’s forthcoming Annual Report on Form 10-K accordingly;

WHEREAS, the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock shall remain outstanding on the terms of their original Certificates of Designation and are not amended, subordinated, redeemed, or otherwise altered by these resolutions;

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby finds and determines that no shares of Series G Governing Preferred Stock have been issued and that none are outstanding;

FURTHER RESOLVED, that the Series G Certificate, and all rights, preferences, limitations, voting rights, consent rights, and relative rights purported to be created thereby, including any purported consent or veto right with respect to the Series A Convertible Preferred Stock or the Series B Convertible Preferred Stock, be and hereby are deleted, withdrawn, terminated, and of no further force or effect;

FURTHER RESOLVED, that the 100 shares previously designated as Series G Governing Preferred Stock are returned to the status of authorized but unissued preferred stock of the Company, undesignated as to series, and available for designation by the Board in accordance with the Articles of Incorporation and Fla. Stat. § 607.0602;

FURTHER RESOLVED, that the officers of the Company are authorized and directed to prepare, execute, and file with the Florida Department of State Articles of Amendment in substantially the form attached hereto as Annex A, and to take all action necessary to cause such Articles of Amendment to become effective;

FURTHER RESOLVED, that the officers of the Company are authorized and directed to prepare, execute, and file with the Securities and Exchange Commission (i) Amendment No. 1 on Form 8-K/A to the Current Report on Form 8-K filed April 16, 2026, correcting Item 3.02 and withdrawing the Series G-dependent statements in Item 8.01, and (ii) a Current Report on Form 8-K reporting the Board action and the Florida filing under Item 5.03, together with such exhibits as counsel shall advise;

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FURTHER RESOLVED, that the officers of the Company are authorized and directed to cause the stock ledger and capitalization table to reflect zero shares of Series G authorized as a designated series and zero shares issued and outstanding, and to deliver to the Company’s independent registered public accounting firm such certificates and records as the firm shall reasonably request;

FURTHER RESOLVED, that the Company shall not hereafter issue any share designated as Series G Governing Preferred Stock, and that any purported certificate or instrument representing Series G Governing Preferred Stock is void;

FURTHER RESOLVED, that the “Remediation Plan” for Series A and Series B described in the April 16, 2026 Form 8-K, to the extent adopted or described as supported by Series G, is withdrawn as a Board program, without prejudice to the Board’s authority to consider any future action with respect to Series A or Series B only upon separate resolutions, separate legal advice, and separate Commission disclosure;

FURTHER RESOLVED, that these resolutions do not amend, restate, subordinate, or interpret the Certificates of Designation of the Series A Convertible Preferred Stock or the Series B Convertible Preferred Stock;

FURTHER RESOLVED, that any officer of the Company is authorized to certify and deliver copies of these resolutions, and to execute and deliver any further documents, certificates, and instruments as may be necessary or advisable to carry out the intent of these resolutions.

IN WITNESS WHEREOF, the undersigned directors have executed this Unanimous Written Consent as of the dates set forth below. This consent may be executed in counterparts, each of which shall be deemed an original.

/s/ Paul R. Taylor
Paul R. Taylor, Director
Date: September 11, 2026

/s/ Mark B. Lucky
Mark B. Lucky, Director
Date: September 11, 2026

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